3
                        KCI Subsidiaries
                    (Updated March 22, 2000)

KINETIC CONCEPTS, INC., a Texas corporation
     (Tax ID #74-1891727) [Became a public company 6-7-88; Sold to Blum &
     Fremont and returned to a private company on 11-05-97]

Subsidiaries:

1.   KCI USA, Inc., a Delaware corporation.  Name changed from
KCI
     Therapeutic Services, Inc. as of 08-01-99.  (Tax ID #74-
2152396)

2.   KCI Licensing, Inc., a Delaware corporation.  (Tax ID #74-
2928553)

3.   KCI New Technologies, Inc., a Delaware corporation
     (Tax ID #74-2615226) [Merged with and into KCI Licensing,
Inc. on
     08-01-99]

4.   KCI Properties Limited, a Texas limited liability company
     (Tax ID #74-2621178)

5. KCI Real Property Limited, a Texas limited liability company, d/b/a
     Premier Properties (Tax ID #74-2644430)

6.   KCI Air, Inc., a Delaware corporation
       (Tax ID #74-2765302) [DISSOLVED 12-13-99]

7.   Medical Retro Design, Inc., a Delaware corporation
     (Tax ID #74-2652711)

8.   KCI Clinical Systems, Inc., a Delaware corporation
     (Tax ID #74-2675416)  [DISSOLVED 09-22-97]

9.   KCI Holding Company, Inc., a Delaware corporation
     (Tax ID #74-2804102)

10.  Plexus Enterprises, Inc., a Delaware corporation
     (Tax ID #74-2814710)

11. The Kinetic Concepts Foundation, a Texas non-profit corporation
     (Tax ID# 74-282-2321)

12.  KCI-RIK Acquisition Corp., a Delaware corporation
     (Tax ID# ###-##-####)

13.  KCI Bermuda Holding Ltd., a Bermuda corporation

14.  KCI International Holding Company, a Delaware corporation
     (Tax ID# 74-2905228)

15.  KCII Holdings, L.L.C., a Delaware Limited Liability Company
     (Tax ID# 74-2905224)

16.  KCI International, Inc., a Delaware corporation
     (Tax ID #51-0307888)

     (a)  KCI Medical Canada, Inc., a Canadian corporation

     (b)  KCI Medical Ltd., a United Kingdom corporation
     (formerly Mediscus International Limited), name change effective October 31, 1995

          NOTE: All assets of KCI Medical United Kingdom Limited and Mediscus Products Limited are being transferred to KCI Medical Limited effective January 1, 1996.

     (c)  KCI United Kingdom Holdings Ltd.: A United Kingdom
     Corporation acting as holding company of KCII's operating companies in the United Kingdom, Denmark, Germany, Sweden,
     France, Switzerland, Spain and Italy.

          DORMANT UK COMPANIES:

          (i)  KCI Medical United Kingdom Limited
          (ii) Mediscus Products Limited
          (iii)     Home-Care Medical Products Limited (formerly
          KCII Medical Limited)

          NOTE: Home-Care Medical and KCII Medical swapped names in October, 1995. KCII Medical Limited was formerly
          Lingard Leasing.

     (d)  NDM (UK) Limited

     (e)  KCI Medical Holding GmbH (formerly KCI Handels GmbH)

          (i)  KCI Medizinprodukte GmbH ( formerly - KCI Mediscus
               Produkte GmbH)
          (ii) KCI Therapie Gerate mbH (formerly Verwalt)

     (f)  Equipement Medical KCI, S.A.R.L., a French corporation

     (g)  KCI Medical B.V., a Netherlands corporation

     (h)  KCI Mediscus AG, a Swiss corporation

     (i) KCI Mediscus Klinikausstattung Gesellschaft mbH with domicile in Vienna

     (j)  KCI Europe Holding B.V., a Netherlands corporation

     (k)  KCI International-Virgin Islands, Inc., a Virgin
Islands corporation

     (l)  KCI Medica Espana, S.A., a Spanish corporation

     (m) KCI Medical Australia PTY, Ltd., an Australian corporation

     (n)  KCI Medical S.r.l., an Italian corporation

     (o)  KCI Medical ApS, Denmark

     (p)  KCI Medical AB, Sweden

     (q)  Ethos Medical Group Ltd., an Irish Company, Athlone,
Ireland

     (r)  KCI Equi-Tron Inc., a Canadian corporation